Exhibit 32.1

Certification of Co-Chief Executive Officers and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Ares Commercial Real Estate Corporation (the “Company”) for the quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John B. Bartling, Jr., as Co-Chief Executive Officer of the Company, Todd S. Schuster, as Co-Chief Executive Officer of the Company and Tae-Sik Yoon, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2013

/s/ John B. Bartling, Jr.
John B. Bartling, Jr.
Co-Chief Executive Officer

/s/ Todd S. Schuster
Todd S. Schuster
Co-Chief Executive Officer

/s/ Tae-Sik Yoon
Tae-Sik Yoon
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ares Commercial Real Estate Corporation and will be retained by Ares Commercial Real Estate Corporation and furnished to the Securities and Exchange Commission or its staff upon request.